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                                                                      EXHIBIT 21

               LIST OF SUBSIDIARIES OF PARK-OHIO INDUSTRIES, INC.



As of December 31, 1995, Park-Ohio had the following subsidiaries, all of which are included in the consolidated financial statements:

                                                                                      PERCENTAGE OF
                                                                                      -------------
                                                                                         VOTING
                                                                                         ------
                                                                                       SECURITIES
                                                                                       ----------
                                                              STATE OF                  OWNED BY
                                                              --------                  --------
SUBSIDIARY                                                  ORGANIZATION                PARK-OHIO
----------                                                  ------------                ---------

Ajax Manufacturing Company                                  Ohio                          100%

Bennett Industries, Inc.                                    Illinois                      100%

Blue Falcon Forge, Inc.                                     Pennsylvania                  100%

Castle Rubber Company                                       Pennsylvania                  100%

Cicero Flexible Products                                    Ohio                          100%

General Aluminum Mfg. Company                               Ohio                          100%

Gilchrist Kustom Molders, Inc.                              Ohio                          100%

Globe Steel Abrasive Company                                Ohio                          100%

Kay Home Products, Inc.                                     Ohio                          100%

National Automatic Pipeline Operators, Inc.                 Michigan                       50%

Park-Ohio Bio-Medical Group, Inc.                           Ohio                          100%

The National Pipe Line Company                              Michigan                       60%

RB&W Corporation                                            Ohio                          100%

Steel Abrasives, Inc.                                       Ohio                          100%

Tocco, Inc.                                                 Alabama                       100%





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